Exhibit (c)(4)

CONFIDENTIAL

PRELIMINARY PRESENTATION REGARDING:

Project M

DRAFT- Presentation Materials

Subject to Revision

March 1, 2005

Table of Contents

1 Situation Update

2 M Trading Analysis

3 Preliminary Financial Analysis of M

4 Preliminary LBO Analysis

5 Appendix

A Premiums Paid Transaction Detail

SUBJECT TO REVISION / March 1, 2005

The CIBC Team

SUBJECT TO REVISION / March 1, 2005	3

1	Situation Update

SUBJECT TO REVISION / March 1, 2005	4

Situation Update

Overview of Situation

•	We understand that Apollo Advisors, L.P. has presented a verbal non-binding indication to acquire 100% of M for cash at a “modest” premium of approximately 10%

•	This represents a purchase price of $26.81 based on the closing share price of $24.37 on 2/28/05

•	The implied premium of the offer price is higher when considering M’s share price 1 week and 1 month prior to the offer date

Prior to 2/28	Price	Premium
1-Day	$24.31	10.3%
1-Week	$19.80	35.4%
1-Month	$17.55	52.7%

SUBJECT TO REVISION / March 1, 2005	5

Situation Update

Overview of Apollo

•	Apollo Advisors, L.P. is among the most active private investment firms in the U.S. in terms of both the number of investment transactions completed and aggregate dollars invested

•	Since inception, Apollo has managed the investment of approximately $13 billion in equity capital in a variety of industries, both domestically and internationally

•	Typical acquisition size is $100 million to $2 billion

•	Apollo was co-founded in 1990 by Leon Black and Arthur H. Bilger

•	Recent significant equity investments include:

•	Intelstat, Ltd.

•	Goodman Global Holdings, Inc.

•	AMC Entertainment, Inc.

•	General Nutrition Centers

•	Vail Resorts, Inc.

•	Borden Chemical, Inc.

•	Relevant Portfolio Companies

•	Compass Minerals Group, Inc.

•	UAP Holdings

•	In 2002, Apollo announced a transaction to acquire the raw material assets of U.S. Steel

SUBJECT TO REVISION / March 1, 2005	6

2	M Trading Analysis

SUBJECT TO REVISION / March 1, 2005	7

M Trading Analysis

Share Price Performance

Current Price : $24.37 All Time High: $24.61 52-Week Low: $11.50 Low Since 11/5/02: $2.25 Average Volume: 258,790

SUBJECT TO REVISION / March 1, 2005	8

M Trading Analysis

Trading Analysis

•	The float was most recently turned over in the last 60 trading days. Over this time period the weighted average closing price was $19.42

Trading Summary(1)

Time Horizon	Average Trading Volume	Days to Cover Float	Days to Cover Shares Outstanding
3 Months	354,279	60	60
6 Months	295,957	68	68
12 Months	258,790	78	79

(1)	Days to cover the float and shares outstanding are trading days

(2)	Ranges based on closing prices

SUBJECT TO REVISION / March 1, 2005	9

3	Preliminary Financial Analysis of M

SUBJECT TO REVISION / March 1, 2005	10

Preliminary Financial Analysis of M

Overview of Financial Results

(Figures in millions, except per share data)

Source: Public filings and management estimates.

SUBJECT TO REVISION / March 1, 2005	11

Preliminary Financial Analysis of M

Valuation Methodologies

Methodology	Advantages	Limitations
Analysis of Publicly Traded Comparable Companies	• Reflects current, market-based valuation information • A diverse group of comparables can allow some flexibility in positioning for a premium valuation

•      Financial information available for the companies is generally limited to historical data and 1-2 year forecast – no long-term projections

•      Current market multiples may be market driven and may not be representative of long-term growth prospects

•      Does not take into account control premium

•      No one company may be truly comparable to another company

•      Certain comparable companies have different accounting conventions

Analysis of Precedent Transactions	• Reflects direct evidence of value in an acquisition context – including any ‘control premium’ • Incorporates strategic value associated with potential synergy opportunities	• Similar constraints as publicly traded companies analysis • Precedent multiples depend on market conditions at the time of the transaction

Premiums Paid Analysis	• Reflects market price based ‘control premium’ • Incorporates strategic value associated with potential synergy opportunities	• Stock price premium depends on market conditions at the time of the transaction • Each transaction is unique and subject to a diverse set of factors

Discounted Cash Flow Analysis	• Reflects expected future cash flow of the business – directly related to the business being valued	• Financial information is necessarily based on the judgment of management or of the source preparing projections • Does not include any “synergies” available to an acquiror

SUBJECT TO REVISION / March 1, 2005	12

Preliminary Financial Analysis of M

Preliminary Valuation Summary

SUBJECT TO REVISION / March 1, 2005	13

Preliminary Financial Analysis of M

Preliminary Valuation Detail

(Figures in millions, except per share data)

Cash @ 12/31/04	$12.6
Debt @ 12/31/04	270.6
Fully Diluted Shares	21.7

Comparable Companies Analysis - As Reported

	Financial Statistic	Selected Multiple Range				Enterprise Value		Equity Value		Per Share Amount
		Low		High		Low	High	Low	High	Low	High
2004A EBITDA	$175.7	3.	6x	6.	7x	$634.5	$1,173.5	$376.5	$915.5	$17.34	$42.17
2005E EBITDA	124.4	6.7		6.8		1,185.6	1,199.2	927.6	941.2	42.73	43.35
3-Year Average EBITDA (1)	65.4	4.8		8.9		316.5	582.1	58.5	324.1	2.70	14.93

								Reference Range		$20.92	$33.48

Comparable Companies Analysis - FIFO Adjusted
	Financial Statistic	Selected Multiple Range				Enterprise Value		Equity Value		Per Share Amount
		Low		High		Low	High	Low	High	Low	High
2004A EBITDA	$175.7	3.	3x	4.	5x	$571.5	$786.7	$313.5	$528.7	$14.44	$24.35

								Reference Range		$14.44	$24.35

Precedent Transactions Analysis
	Financial Statistic	Selected Multiple Range				Enterprise Value		Equity Value		Per Share Amount
		Low		High		Low	High	Low	High	Low	High
2004A EBITDA	$175.7	4.	4x	7.	8x	$779.5	$1,375.6	$521.5	$1,117.6	$24.02	$51.48

								Reference Range		$24.02	$51.48

[1]	3-year average EBITDA from 2002-2004.

SUBJECT TO REVISION / March 1, 2005	14

Preliminary Financial Analysis of M

Preliminary Valuation Detail

(Figures in millions, except per share data)

Cash @ 12/31/04	$12.6
Debt @ 12/31/04	270.6
Fully Diluted Shares	21.7

Premiums Paid Analysis
	Financial Statistic (1)	Premium Range (2)		Enterprise Value		Equity Value		Per Share Amount
		Low	High	Low	High	Low	High	Low	High
1-Day Prior	$24.31	7.2%	37.9%	$823.8	$985.9	$565.8	$727.9	$26.06	$33.53
1-Week Prior	19.80	9.1%	34.0%	727.1	833.9	469.1	575.9	21.61	26.53
4-Weeks Prior	17.55	13.5%	44.4%	690.4	808.2	432.4	550.2	19.92	25.34

						Reference Range		$22.53	$28.47

Discounted Cash Flow Analysis
	Discount Rate		EBITDA Exit Multiple				Equity Value		Per Share Value
	Low	High	Low		High		Low	High	Low	High
Assumptions	8.0%	10.0%	5.	0x	7.	0x	$374.3	$581.8	$17.24	$26.80

							Reference Range		$17.24	$26.80

[1]	Closing stock price for M 1-day, 1-week and 4-weeks prior to 2/28/05.
[2]	Range represents 25th to 75th percentile of premiums paid in transactions since 1/15/2001 with transaction value of $500 million to $1 billion.

SUBJECT TO REVISION / March 1, 2005	15

Preliminary Financial Analysis of M

Comparable Company Trading Analysis

EV / 04E EBITDA (As Reported)
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
7.6x
6.7x
5.5x
4.5x
3.6x
3.3x
TONS
RT
RS
M
RUS
ZEUS

EV / 05E EBITDA (As Reported)
12.0x
10.0x
8.0x
6.0x
4.0x
10.5x
6.8x
6.7x
6.0x
NA
NA
TONS
RUS
RS
M
RT
ZEUS

EV / 04E EBITDA (FIFO Adjusted)
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
7.6x
4.5x
4.5x
3.6x
3.3x
3.0x
Novamerican
M
Reliance Steel & Aluminum (FIFO)
Russel Metals
Olympic Steel
Ryerson Tull (FIFO)

SUBJECT TO REVISION / March 1, 2005	16

Preliminary Financial Analysis of M

Comparable Company Analysis

As Reported Company Analysis

	Price	52 - Week		Price in Range	Market Value	Firm Value	Firm Value / EBITDA						Primary Inventory Accounting Method
Company	2/28/2005	High	Low				CY 2004E		CY 2005E		3 Yr Avg
M	$24.37	$24.61	$11.50	98.2%	$529,033	$787,033	4.5	x	6.0	x	6.1	x	FIFO
Novamerican	88.00	89.16	14.50	98.4%	916,676	968,014	7.6		10.5		4.7		Average Cost
Olympic Steel	25.44	30.30	9.24	76.9%	276,047	362,684	3.3		NA		8.9		Specific Indentification
Reliance Steel & Aluminum	45.70	46.37	29.25	96.1%	1,522,415	1,953,542	5.5		6.7		9.9		LIFO
Russel Metals	18.29	18.78	8.11	95.4%	748,112	951,118	3.6		6.8		4.8		Average Cost
Ryerson Tull	14.35	17.88	11.18	47.3%	372,740	1,457,340	6.7		NA		8.9		LIFO

High				98.4%	$1,522,415	$1,953,542	7.6	x	10.5	x	9.9	x
Median				95.4	748,112	968,014	5.5		6.8		8.9
Mean				82.8	767,198	1,138,539	5.3		8.0		7.5
Low				47.3	276,047	362,684	3.3		6.7		4.7

FIFO Adjusted Company Analysis

	Price	52 - Week		Price in Range	Market Value	Firm Value	Firm Value / EBITDA		Primary Inventory Accounting Method
Company	2/28/2005	High	Low				CY 2004E
M	$24.37	$24.61	$11.50	98.2%	$529,033	$787,033	4.5	x	FIFO
Novamerican	88.00	89.16	14.50	98.4%	916,676	968,014	7.6		Average Cost
Olympic Steel	25.44	30.30	9.24	76.9%	276,047	362,684	3.3		Specific Indentification
Reliance Steel & Aluminum (FIFO)	45.70	46.37	29.25	96.1%	1,522,415	1,953,542	4.5		LIFO (Adjusted to FIFO)
Russel Metals	18.29	18.78	8.11	95.4%	748,112	951,118	3.6		Average Cost
Ryerson Tull (FIFO)	14.35	17.88	11.18	47.3%	372,740	1,457,340	3.0		LIFO (Adjusted to FIFO)

High				98.4%	$1,522,415	$1,953,542	7.6	x
Median				95.4	748,112	968,014	3.6
Mean				82.8	767,198	1,138,539	4.4
Low				47.3	276,047	362,684	3.0

SUBJECT TO REVISION / March 1, 2005	17

Preliminary Financial Analysis of M

Precedent Transactions Analysis

Date	Target	Acquiror	Transaction Value ( $M)	TEV / EBITDA
10/26/04	Integris Metals	Ryerson Tull Inc	$660.0	7.8	x
08/01/04	Decatur (Worthington)	Nucor Corp	118.6	7.8
06/11/03	Precision Strip	Reliance Steel & Aluminum	246.0	5.4
04/15/03	Leroux Steel, Inc.	Russel Metals	127.3	NA
09/23/98	Ryerson Tull	Inland Steel Industries (1)	681.9	4.4
07/07/98	Chatham Steel, Corp	Reliance Steel & Aluminum	98.2	NA

High	7.8	x
Median	6.6	x
Mean	6.4	x
Low	4.4	x

[1]	Inland acquired the 13% of Ryerson Tull it did not previously own; valuation represents 100% of Ryerson Tull.

SUBJECT TO REVISION / March 1, 2005	18

Preliminary Financial Analysis of M

Premiums Paid Analysis

•	Premiums paid analysis includes 42 transactions since January 15, 2001[1]

•	Target transaction value between $500 million to $1 billion

•	Includes all cash deals

•	Includes only domestic transactions

	Premium Prior to Announcement
Statistic	1-Day	1-Week	4-Weeks
High	65.7%	70.0%	92.1%
75th Percentile	37.9	34.0	44.4
Median	23.0	21.8	26.8
25th Percentile	7.2	9.1	13.5
Low	(20.3)	(20.3)	(14.6)

Mean	22.2%	24.1%	31.3%

[1]	See Appendix A for details.

SUBJECT TO REVISION / March 1, 2005	19

Preliminary Financial Analysis of M

Preliminary Discounted Cash Flow Analysis

(Figures in millions, except per share data)

	Actual	Projected
Fiscal Year End 12/31	2004	2005	2006	2007	2008	2009
Revenues	$1,509.8	$1,694.3	$1,647.1	$1,655.8	$1,695.2	$1,750.6
EBITDA	175.7	124.4	109.9	108.3	108.4	118.5
Less: Depreciation & Amortization	(2.0)	(4.9)	(8.0)	(11.0)	(14.0)	(17.0)

EBIT	173.7	119.5	101.9	97.3	94.4	101.5
Less: Income Taxes @ 38.5%	(66.9)	(46.0)	(39.2)	(37.5)	(36.3)	(39.1)

Unlevered After-Tax Income	106.8	73.5	62.7	59.9	58.1	62.4

Plus: Depreciation & Amortization	2.0	4.9	8.0	11.0	14.0	17.0
Less: Capital Expenditures	(17.4)	(25.0)	(30.0)	(30.0)	(30.0)	(30.0)
Less: Working Capital Investment	(263.9)	88.7	14.3	(1.8)	13.9	(13.8)

Free Cash Flow	($172.5)	$142.1	$55.0	$39.0	$55.9	$35.7

Terminal Value Based on EBITDA Multiple

Exit Multiple in Year 5 (2009)		5.0 x EBITDA			6.0 x EBITDA			7.0 x EBITDA
		8.0%	9.0%	10.0%	8.0%	9.0%	10.0%	8.0%	9.0%	10.0%

Discounted Free Cash Flows 2005 - 2009		$275.1	$269.6	$264.3	$275.1	$269.6	$264.3	$275.1	$269.6	$264.3
Discounted Terminal Value		403.3	385.2	368.0	484.0	462.2	441.6	564.7	539.2	515.2

Enterprise Value		678.4	654.8	632.3	759.1	731.8	705.9	839.8	808.9	779.5
Less: Debt, Preferred & Minority Interest @ 12/31/04		(270.6)	(270.6)	(270.6)	(270.6)	(270.6)	(270.6)	(270.6)	(270.6)	(270.6)
Plus: Cash @ 12/31/04		12.6	12.6	12.6	12.6	12.6	12.6	12.6	12.6	12.6

Implied Equity Value		$420.4	$396.8	$374.3	$501.1	$473.8	$447.9	$581.8	$550.9	$521.5

Shares Outstanding	21.7

Equity Value Based on EBITDA Multiple

	EBITDA Terminal Multiple
Discount Rate	5.0x	6.0x	7.0x
8.0%	$19.37	$23.08	$26.80
9.0%	$18.28	$21.83	$25.37
10.0%	$17.24	$20.63	$24.02

SUBJECT TO REVISION / March 1, 2005	20

Preliminary Financial Analysis of M

Implied Share Price Analysis

	2008						2009
EBITDA	$108.4		$108.4		$108.4		$118.5		$118.5		$118.5
Exit Multiple	5.0	x	5.5	x	6.0	x	5.0	x	5.5	x	6.0	x

Enterprise Value	542.0		596.2		650.4		592.6		651.9		711.1
(Less) Net Debt	(19.7)		(19.7)		(19.7)		(55.7)		(55.7)		(55.7)

Equity Value	$561.7		$615.9		$670.1		$648.3		$707.6		$766.8
Shares Outstanding	21.7		21.7		21.7		21.7		21.7		21.7

Implied Share Price	$25.87		$28.37		$30.87		$29.86		$32.59		$35.32
Implied IRR	1.5%		3.9%		6.1%		4.1%		6.0%		7.7%

SUBJECT TO REVISION / March 1, 2005	21

4	Preliminary LBO Analysis

SUBJECT TO REVISION / March 1, 2005	22

Preliminary LBO Analysis

Preliminary LBO Analysis

(Figures in millions, except per share data)

Transaction Assumptions

Transaction Date :	12/31/2004

Trading Information

		M
		Current		@ Deal
Enterprise Value
Share Price 2/28/2005		$24.37		$26.81
Premium to Market				10.0%
Fully Diluted Shares		21.7		22.0
Equity Market Value		$529.0		$589.2
Plus: Debt, Preferred & MI		270.6		270.6
Less: Cash		(12.6)		(12.6)

Enterprise Value		$787.0		$847.2

Multiple Analysis
2004 EBITDA	FYE 12/31	4.5	x	4.8	x
2005 E EBITDA		6.3		6.8
2004 P/E		4.8		5.3
2005 E P/E		7.8		8.6

Borrowing Base

	12/31/2004	Factor	Br. Base
Accounts Receivable
M	173.5	76.5%	132.7

Total	$173.5		$132.7

Inventory
M	462.9	36.0%	166.6

Total	$462.9		$166.6
Total Borrowing Base			$299.4
Less: Desired Availability			(99.4)

Max Funded Revolver Size			$200.0

Equity Sources

	Equity	Ownership
Management Roll - over	$0.0	5.0%
Other Roll - over Equity	0.0	0.0%
Financial Sponsor	175.8	95.0%

Total Equity	$175.8	100.0%

Sources and Uses of Funds

	Amount	Rate	Percent
Sources of Funds
Cash	$12.6		1.4%
Senior Credit Facility	$200.0	L+200	22.6%
Senior Unsecured Notes	420.0	9.25%	47.5%
Mortgage Notes	75.0	6.00%	8.5%
Equity Sponsor	175.8		19.9%

Total Sources of Funds	$883.4		100.0%
Uses of Funds
Purchase of M Common Equity	$589.2		66.7%
Existing M Current Debt	257.6		29.2%
Existing M Senior Debt	13.0		1.5%
Transaction Costs	8.0		0.9%
Deferred Fees	15.6		1.8%

Total Uses of Funds	$883.4		100.0%

Summary Credit / Leverage Statistics

	2004 PF		2005		2006
EBITDA	$175.7		$124.4		$109.9
Senior Credit Facility	200.0		87.5		60.9
Total Debt	695.0		582.5		555.9
Total Debt / EBITDA	4.0	x	4.7	x	5.1	x
EBITDA / Interest Expense	3.5	x	2.5	x	2.3	x
(EBITDA-Capex) / Interest Expense	3.5	x	2.0	x	1.7	x

SUBJECT TO REVISION / March 1, 2005	23

Preliminary LBO Analysis

Preliminary Sensitivity Analysis

•	Assuming exit in 2009, variations in EBITDA exit multiples and offer prices affect the return a sponsor can expect

2009 IRR Sensitivity Analysis

EBITDA	Offer Price / Premium to Market
Multiple	$24.37	$25.59	$26.81	$28.03	$29.24	$30.46	$31.68
	0.0%	5.0%	10.0%	15.0%	20.0%	25.0%	30.0%

5.0x	(6.8%)	(11.0%)	(14.3%)	(17.0%)	(19.2%)	(21.1%)	(22.8%)
5.5x	3.5%	(1.2%)	(4.8%)	(7.7%)	(10.2%)	(12.4%)	(14.2%)
6.0x	10.9%	5.9%	2.0%	(1.2%)	(3.9%)	(6.1%)	(8.1%)
6.5x	16.7%	11.4%	7.3%	4.0%	1.2%	(1.2%)	(3.3%)
7.0x	21.5%	16.0%	11.7%	8.3%	5.4%	2.9%	0.7%
7.5x	25.7%	20.0%	15.6%	12.0%	9.0%	6.4%	4.1%

SUBJECT TO REVISION / March 1, 2005	24

5	Appendix

SUBJECT TO REVISION / March 1, 2005	25

A	Premiums Paid Transaction Detail

SUBJECT TO REVISION / March 1, 2005	26

Premiums Paid Transaction Detail

Premiums Paid Transaction Detail

				Premiums Analysis Prior to Announcement
Date Announced	Target Name	Acquiror Name	Value of Transaction ($mil)	1 Day	1 Week	4 Weeks
1/15/2001	Rollins Truck Leasing Corp	Penske Truck Leasing Co LP	$764.5	54.1%	61.2%	89.1%
1/15/2001	Xircom Inc	Intel Corp	701.6	38.4	60.0	78.6
2/6/2001	Morrison Management Specialist	Compass Group PLC	572.9	20.9	21.2	25.6
2/20/2001	Springs Industries Inc	Investor Group	874.9	27.4	22.7	33.3
2/22/2001	Sunglass Hut International Inc	Luxottica Group Spa	715.0	38.4	36.3	65.8
3/16/2001	Midcoast Energy Resources Inc	Enbridge Inc	596.4	7.1	2.9	19.5
5/23/2001	Structural Dynamics Research	Electronic Data Systems Corp	983.5	38.6	41.7	47.2
7/31/2001	XTRA Corp	Berkshire Hathaway Inc	583.9	5.2	9.0	9.3
8/22/2001	Arnold Industries Inc	Roadway Express Inc	553.7	4.8	7.7	11.7
9/27/2001	Gaylord Container Corp	Temple-Inland Inc	848.5	60.3	46.3	14.7
12/3/2001	Paragon Trade Brands Inc	Tyco International Ltd	662.1	32.8	31.8	58.2
3/8/2002	Wackenhut Corp	Group 4 Falck A/S	539.3	(4.1)	(3.2)	19.9
3/27/2002	Crestline Capital Corp	Barcelo Hotels & Resorts	570.2	8.3	7.5	10.3
4/11/2002	Herbalife International Inc	Investor Group	718.4	26.8	30.6	37.5
4/13/2002	Nortek Inc	Investor Group	525.5	23.0	28.9	21.4
8/7/2002	Hollywood Casino Corp	Penn National Gaming Inc	916.5	(20.3)	(15.6)	11.8
11/8/2002	Dianon Systems Inc	Laboratory Corp of America	601.1	16.2	20.8	27.8
12/9/2002	AmeriPath Inc	Amy Acquisition Corp	807.6	29.2	26.3	44.6
1/6/2003	ProBusiness Services Inc	Automatic Data Processing Inc	517.7	65.7	70.0	92.1
5/8/2003	RFS Hotel Investors Inc	CNL Hospitality Properties Inc	688.0	12.4	15.0	26.2
7/7/2003	Nautica Enterprises Inc	VF Corp	589.6	28.9	29.4	58.1
7/21/2003	Newhall Land & Farming Co	Investor Group	983.9	26.4	20.0	32.0
8/4/2003	SangStat Medical Corp	Genzyme Corp	614.1	45.4	57.0	53.6
8/21/2003	CIMA Labs Inc	Cephalon Inc	511.0	44.2	53.0	29.4
11/19/2003	SoundView Technology Group Inc	Charles Schwab Corp	583.1	17.0	29.2	44.7
12/9/2003	Systems & Computer Technology	SunGard Data Systems Inc	579.6	12.6	5.9	11.2
12/24/2003	BioReliance Corp	Invitrogen Corp	504.3		15.4	3.7
3/10/2004	American Mgmt Systems Inc	CGI Group Inc	822.5	25.4	22.5	25.2

Source: SDC

SUBJECT TO REVISION / March 1, 2005	27

Premiums Paid Transaction Detail

Premiums Paid Transaction Detail

				Premiums Analysis Prior to Announcement
Date Announced	Target Name	Acquiror Name	Value of Transaction ($mil)	1 Day	1 Week	4 Weeks
4/6/2004	Barra Inc	Morgan Stanley	$825.6	9.0%	17.3%	24.1%
5/3/2004	Keystone Property Trust	Investor Group	855.8	17.0	14.2	0.6
5/17/2004	New England Bus Service Inc	Deluxe Corp	625.4	32.1	33.5	27.5
6/9/2004	Prima Energy Corp	Petro-Canada	534.2	(0.2)	4.1	13.1
6/28/2004	Information Holdings Inc	Thomson Corp	592.1	5.9	8.3	4.8
7/15/2004	NUI Corp	AGL Resources Inc	689.8	(17.7)	(20.3)	(14.6)
8/24/2004	Price Legacy Corp	PL Retail LLC	757.4	0.7	(0.2)	2.3
9/11/2004	DigitalNet Holdings Inc	BAE Systems North America	596.2	28.4	25.0	31.6
9/15/2004	American Medical Security Grp	PacifiCare Health Systems Inc	506.7	40.9	44.0	44.0
10/5/2004	DuPont Photomasks Inc	Toppan Printing Co Ltd	641.6	47.7	61.1	72.9
11/1/2004	Kaneb Services LLC	Valero LP	515.7	37.9	34.1	31.7
11/8/2004	Infonet Services Corp	BT Group PLC	963.2	(0.5)	9.6	17.7
11/11/2004	Hollywood Entertainment Corp	Blockbuster Inc	759.9	17.4	17.4	15.7
11/14/2004	MarketWatch Inc	Dow Jones & Co Inc	511.9	7.2	12.0	42.2

	Summary Statistics Premiums Analysis Prior to Announcement
	1 day	1 Week	4 Weeks
High	65.7%	70.0%	92.1%
75th Percentile	37.9	34.0	44.4
Median	23.0	21.8	26.8
25th Percentile	7.2	9.1	13.5
Low	(20.3)	(20.3)	(14.6)

Mean	22.2%	24.1%	31.3%

Source: SDC

SUBJECT TO REVISION / March 1, 2005	28